CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM Linked to the S&P 500® Index due March 28, 2012	$3,391,000	$241.78
HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM Linked to the Russell 2000® Index due March 28, 2012	$1,690,000	$120.50
HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM Linked to the iShares® FTSE/Xinhua China 25 Index Fund due March 28, 2012	$2,229,000	$158.93

HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM Linked to the iShares® MSCI Brazil Index Fund due March 28, 2012	$3,217,000	$229.37

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-158385
PRICING SUPPLEMENT
Dated September 23, 2010
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement No. 1 dated January 8, 2010 or
Underlying Supplement No. 2 dated January 11, 2010)

HSBC USA Inc.
Buffered Accelerated Market Participation
SecuritiesTM (“AMPS”)

}	This pricing supplement relates to four separate offerings:

–	$3,391,000 AMPSTM linked to the S&P 500® Index (“SPX”)

–	$1,690,000 AMPSTM linked to the Russell 2000® Index (“RTY”)

–	$2,229,000 AMPSTM linked to the iShares® FTSE/Xinhua China 25 Index Fund (“FXI”)

–	$3,217,000 AMPSTM linked to the iShares® MSCI Brazil Index Fund (“EWZ”)

}	18-month maturity

}	2x exposure to any positive return in the relevant reference asset, subject to a maximum return

}	Protection from the first 10% of any losses in the relevant reference asset

The Buffered Accelerated Market Participation SecuritiesTM (“AMPS” or, each a “security” and collectively the “securities") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.  The AMPS will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-17 of this pricing supplement.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, page US-1 of the accompanying underlying supplement no. 1, and page US2-1 of the accompanying underlying supplement no. 2.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security / Total linked to the SPX	$1,000 / $3,391,000	$23.50 / $79,688.50	$976.50 / $3,311,311.50
Per security / Total linked to the RTY	$1,000 / $1,690,000	$23.50 / $39,715.00	$976.50 / $1,650,285.00
Per security / Total linked to the FXI	$1,000 / $2,229,000	$23.50 / $52,381.50	$976.50 / $2,176,618.50
Per security / Total linked to the EWZ	$1,000 / $3,217,000	$23.50 / $79,599.50	$976.50 / $3,141,400.50

1See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-17 of this pricing supplement.

HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM (AMPS)
S&P 500® Index
Russell 2000® Index
iShares® FTSE/Xinhua China 25 Index Fund
iShares® MSCI Brazil Index Fund

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. Each offering of securities has the respective terms described in this pricing supplement and the accompanying product supplement, prospectus supplement, prospectus and relevant underlying supplement.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus or relevant underlying supplement, the terms described in this pricing supplement shall control.  You should be willing to forgo interest and dividend payments during the term of the securities and, if the relevant Reference Return is negative, lose up to 90% of your principal.

This pricing supplement relates to multiple offerings of securities, each linked to the performance of a specific index or index fund (each index or index fund, a “Reference Asset”). Each of the four offerings of securities is linked to a different index or index fund and each of the four securities has a different Maximum Cap. The performance of each offering of securities does not depend on the performance of any other offering of securities.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the relevant Reference Asset as described below.  The following key terms relate to the offerings of securities:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per security

Reference Asset:	The relevant underlying index or index fund, as indicated below

Reference Asset	Ticker	Upside Participation Rate	Maximum Cap[1]	CUSIP/ISIN

S&P 500® Index	SPX	200%	14.00%	4042K05L5 / US4042K05L59

Russell 2000® Index	RTY	200%	21.00%	4042K05M3 / US4042K05M33

iShares® FTSE/Xinhua China 25 Index Fund	FXI	200%	16.00%	4042K05N1 / US4042K05N16

iShares® MSCI Brazil Index Fund	EWZ	200%	23.00%	4042K05P6 / US4042K05P63

Trade Date:	September 23, 2010

Pricing Date:	September 23, 2010

Original Issue Date:	September 28, 2010

Final Valuation Date:	March 23, 2012. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the relevant accompanying underlying supplement.

Maturity Date:
3 business days after the Final Valuation Date, which is expected to be March 28, 2012.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the relevant accompanying underlying supplement.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

Final Settlement Value
If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate)
(b) $1,000 + ($1,000 × Maximum Cap)

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

:
Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% of loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount.  If the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Reference Return:	With respect to each Reference Asset, the quotient, expressed as a percentage, calculated as follows:

Final Value –Initial Value Initial Value

Buffer Value	With respect to each offering, -10%

Initial Value:
1,124.83 for the securities linked to the SPX, 648.84 for the securities linked to the RTY, $41.89 for the securities linked to the FXI and $74.17 for the securities linked to the EWZ, in each case the Official Closing Value of the relevant Reference Asset on the Pricing Date.

Final Value:
With respect to each of the SPX and the RTY, the Official Closing Value of such Reference Asset on the Final Valuation Date.  With respect to FXI and EWZ, the Official Closing Value of such Reference Asset on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 2.

Official Closing Value:
The closing level or closing price, as applicable, of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the SPX,”‘SPX <Index>”, with respect to the RTY, “RTY <Index>”, with respect to the FXI, “FXI <Equity>” and with respect to the EWZ,  “EWZ <Equity>”) or, for each Reference Asset, any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

GENERAL

This pricing supplement relates to four separate security offerings, each linked to a different Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  Although each offering of securities relates to a Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and either underlying supplement no. 1 dated January 8, 2010 (for securities linked to SPX or RTY) or underlying supplement no. 2 dated January 11, 2010 (for securities linked to FXI or EWZ), as applicable.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or relevant underlying supplement, the terms described in this pricing supplement shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page PS-4 of the product supplement, page S-3 of the prospectus supplement and either page US1-1 of underlying supplement no. 1 or page US2-1 of underlying supplement no. 2 as applicable, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and product supplement) with the US Securities and Exchange Commission (“SEC”) for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

For securities linked to SPX or RTY:

}	The underlying supplement no. 1 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410001030/v170879_424b2.htm

For securities linked to FXI or EWZ:

}	The underlying supplement no. 2 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410001371/v171070_424b2.htm

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a)  $1,000 + ($1,000 × Reference Return × Upside Participation Rate)

(b)  $1,000 + ($1,000 × Maximum Cap)

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount.  You should be aware that if the relevant Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Interest
The securities will not pay periodic interest.

Calculation Agent
We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor and Reference Issuer
With respect to securities linked to the SPX, Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.  With respect to securities linked to RTY, the Russell Investment Group is the reference sponsor.  With respect to securities linked to the FXI, iShares, Inc. is the reference issuer. With respect to securities linked to the EWZ, iShares, Inc. is the reference issuer.

INVESTOR SUITABILITY

The securities may be suitable for you if:

} You seek an investment with an enhanced return linked to the potential positive performance of the relevant Reference Asset and you believe the value of such Reference Asset will increase over the term of the securities.

} You are willing to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity.

} You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is less than -10%.

} You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

} You are willing to forego dividends or other distributions paid to holders of stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

} You do not seek current income from your investment.

} You do not seek an investment for which there is an active secondary market.

} You are willing to hold the securities to maturity.

} You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

} You believe the relevant Reference Return will be negative on the Final Valuation Date or that the relevant Reference Return will not be sufficiently positive to provide you with your desired return.

} You are unwilling to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity.

} You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is below -10%.

} You seek an investment that is 100% principal protected.

} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

} You prefer to receive the dividends or other distributions paid on any stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

} You seek current income from your investment.

} You seek an investment for which there will be an active secondary market.

} You are unable or unwilling to hold the securities to maturity.

} You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on either page US1-1 of underlying supplement no. 1 or page US2-2 of underlying supplement no. 2, as applicable.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the relevant Reference Asset or the Reference Asset itself, as applicable.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying product supplement, prospectus supplement, prospectus and relevant underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and relevant underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

If your securities are linked to RTY:

}	“— There are Risks Associated With Small-Capitalization Stocks” in underlying supplement no. 1;

If your securities are linked to FXI or EWZ:

}	“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

}	“— The Notes Will Not Be Adjusted For Changes in Exchange Rates” in underlying supplement no. 2;

}	“— Risks Associated with Foreign Securities Markets” in underlying supplement no. 2; and

}	“— There are Risks Associated with Emerging Markets” in underlying supplement no. 2.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%.  Accordingly, if the relevant Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities.  You may lose up to 90% of your investment at maturity if the relevant Reference Return is negative.

The appreciation on the securities is limited by the relevant Maximum Cap.

You will not participate in any appreciation in the value of the relevant Reference Asset (as magnified by the Upside Participation Rate) beyond the relevant Maximum Cap.  The Maximum Cap is 14.00% with respect to securities linked to the SPX, 21.00% with respect to securities linked to the RTY, 16.00% with respect to securities linked to the FXI, and 23.00% with respect to securities linked to the EWZ.  You will not receive a return on the securities greater than the relevant Maximum Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive periodic interest payments.

Changes that affect the relevant Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor or reference issuer of the relevant Reference Asset concerning additions, deletions and substitutions of the constituents comprising such Reference Asset and the manner in which the reference sponsor or reference issuer takes account of certain changes affecting those constituents included in such Reference Asset may affect the value of such Reference Asset.  The policies of the reference sponsor or reference issuer with respect to the calculation of the relevant Reference Asset could also affect the value of such Reference Asset.  The reference sponsor or reference issuer may discontinue or suspend calculation or dissemination of its relevant Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the relevant Reference Asset relative to its Initial Value.  We cannot predict the Final Value of the relevant Reference Asset on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the relevant Reference Asset to which your securities are linked or return on the securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the relevant Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals.  The following table and examples reflect the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	200%

}	Hypothetical Maximum Cap:
14.00% (The actual Maximum Cap with respect to the securities linked to the SPX, is 14.00%, with respect to the securities linked to the RTY, is 21.00%, with respect to the securities linked to the FXI, is 16.00%, and with respect to the securities linked to the EWZ, is 23.00%).

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
100.00%	$1,140.00	14.00%
80.00%	$1,140.00	14.00%
60.00%	$1,140.00	14.00%
40.00%	$1,140.00	14.00%
20.00%	$1,140.00	14.00%
15.00%	$1,140.00	14.00%
10.00%	$1,140.00	14.00%
7.00%	$1,140.00	14.00%
5.00%	$1,100.00	10.00%
2.00%	$1,040.00	4.00%
1.00%	$1,020.00	2.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-15.00%	$950.00	-5.00%
-20.00%	$900.00	-10.00%
-30.00%	$800.00	-20.00%
-40.00%	$700.00	-30.00%
-60.00%	$500.00	-50.00%
-80.00%	$300.00	-70.00%
-100.00%	$100.00	-90.00%

The following examples indicate how the final settlement value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The relevant Reference Return is 4.00%.

Reference Return:	4.00%
Final Settlement Value:	$1,080.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the Maximum Cap, the Final Settlement Value would be $1,080.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 4.00% × 200%)

= $1,080.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the relevant Reference Return multiplied by 200% when such Reference Return is positive and if such amount is equal to or less than the relevant Maximum Cap.

Example 2: The relevant Reference Return is 10.00%.

Reference Return:	10.00%
Final Settlement Value:	$1,140.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the Maximum Cap, the Final Settlement Value would be $1,140.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 14.00%)

= $1,140.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the relevant Reference Return is positive and if such Reference Return multiplied by 200% exceeds the relevant Maximum Cap.

Example 3: The relevant Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Buffer Value, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Example 3 shows that you will receive the return of your principal investment where the value of the relevant Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The relevant Reference Return is -30%.

Reference Return:	-30.00%
Final Settlement Value:	$800.00

Here, the Reference Return is -30.00%.  Because the Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

= $1,000 + [$1,000 × (-30.00% + 10%)]

= $800.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Amount of -10%.  YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

INFORMATION RELATING TO THE SECURITIES LINKED TO THE S&P 500® INDEX

The disclosure relating to the SPX contained below relates only to the offering of securities linked to the SPX.

Description of the SPX

HSBC has derived all information relating to the SPX, including, without limitation, its make-up, performance, method of calculation and changes in its components, from publicly available sources. That information reflects the policies of and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”).  S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the SPX at any time.

S&P publishes the SPX

The SPX is intended to provide an indication of the pattern of common stock price movement.  The calculation of the level of the SPX, discussed below in further detail, is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  S&P chooses companies for inclusion in the SPX with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market.  S&P may from time to time in its sole discretion, add companies to or delete companies from, the SPX to achieve these objectives.

Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company.  Ten main industry groups comprise the SPX: Information Technology, Financials, Consumer Staples, Health Care, Energy, Industrials, Consumer Discretionary, Utilities, Materials and Telecommunication Services. Changes in the SPX are reported daily in the financial pages of many major newspapers, on Bloomberg Professional® service under the symbol “SPX” and on the S&P website.  Information contained in the S&P website is not incorporated by reference in, and should not be considered a part of, this document.

The SPX does not reflect the payment of dividends on the stocks included in the SPX and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until the Maturity Date.

Computation of the SPX

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock.  In March 2004, S&P announced that it would transition the SPX to float-adjusted market capitalization weights.  The transition began in March 2005 and was completed in September 2005.  S&P’s criteria for selecting stock for the SPX was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX (i.e., its Market Value). Currently, S&P calculates the SPX based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the SPX is proportional to its float-adjusted Market Value.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares.  S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float.  In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation.  Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

 For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by an Index divisor (the “Divisor”). For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

 As of the date of this pricing supplement, the SPX is also calculated using a base-weighted aggregate methodology: the level of the SPX reflects the total Market Value of all the component stocks relative to the SPX base period of 1941-43. The daily calculation of the SPX is computed by dividing the Market Value of the SPX component stocks by a Divisor, which is adjusted from time to time as discussed below.

 The simplest capitalization weighted index can be thought of as a portfolio consisting of all available shares of the stocks in the index. While this might track this portfolio’s value in dollar terms, it would probably yield an unwieldy number in the trillions. Therefore, the actual number used in the SPX is scaled to a more easily handled number, currently in the thousands, by dividing the portfolio Market Value by the Divisor.

Ongoing maintenance of the SPX includes monitoring and completing the adjustments for additions and deletions of the constituent companies, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in the level of the SPX is maintained by adjusting the Divisor for all changes in the SPX constituents’ share capital after the base period of 1941-43 with the level of the SPX as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require Divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

To prevent the level of the SPX from changing due to corporate actions, all corporate actions which affect the total Market Value of the SPX also require a Divisor adjustment. By adjusting the Divisor for the change in total Market Value, the level of the SPX remains constant. This helps maintain the level of the SPX as an accurate barometer of stock market performance and ensures that the movement of the SPX does not reflect the corporate actions of individual companies in the SPX.  All Divisor adjustments are made after the close of trading and after the calculation of the closing levels of the SPX.  As noted in the preceding  paragraph, some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the SPX and do not require Divisor adjustments.

The table below summarizes the types of SPX maintenance adjustments and indicates whether or not an  Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines Divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in Index Market Value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the SPX, no company removed from the SPX.	No

Type of Corporate Action	Comments	Divisor Adjustment

Spin-off	Spun-off company added to the SPX, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the SPX. The Divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in Index Market Value.	Yes

Rights offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Each of the corporate events exemplified in the table requiring an adjustment to the Divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the SPX component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the SPX (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

Another large part of the SPX maintenance process involves tracking the changes in the number of shares outstanding of each of the companies whose stocks are included in the SPX. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the SPX are updated as required by any changes in the number of shares outstanding and then the Index Divisor is adjusted accordingly. In addition, changes in a company’s shares outstanding of 5% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

License Agreement with S&P

HSBC has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use indices owned and published by S&P in connection with some products, including the securities.

The securities are not sponsored, endorsed, sold or promoted by S&P or its third party licensors.  Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPX to track general stock market performance. S&P's and its third party licensor’s only relationship to HSBC USA Inc. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the SPX which is determined, composed and calculated by S&P or its third party licensors without regard to HSBC USA Inc. or the securities. S&P and its third party licensors have no obligation to take the needs of HSBC USA Inc. or the owners of the securities into consideration in determining, composing or calculating the SPX. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER STANDARD & POOR’S, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE SPX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  STANDARD & POOR’S, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. STANDARD & POOR’S MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SPX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL STANDARD & POOR’S, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®”, “S&P®” and “S&P 500®” are trademarks of Standard and Poor’s and have been licensed for use by HSBC USA Inc.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the monthly historical closing levels from September 30, 2005 through September 23, 2010 (using September 23, 2010 as the monthly historical closing level for September 2010).  The closing level for the SPX on September 23, 2010 was 1,124.83. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the SPX closing level on the Final Valuation Date.

INFORMATION RELATING TO THE SECURITIES LINKED TO THE RUSSELL 2000® INDEX
The disclosure relating to the RTY contained below relates only to the offering of securities linked to the RTY.

Description of the RTY

RTY is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of 8/31/10 were: Financial Services, Technology, Consumer Discretionary, Producer Durables, and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page US1-6 of the accompanying underlying supplement no. 1.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the monthly historical closing levels from  September 30, 2005 through September 23, 2010 (using September 23, 2010 as the monthly historical closing level for  September 2010).  The closing level for the RTY on  September 23, 2010 was 648.84. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the RTY closing level on the Final Valuation Date.

INFORMATION RELATING TO THE SECURITIES LINKED TO THE iSHARES® FTSE/XINHUA CHINA 25 INDEX FUND
The disclosure relating to the FXI contained below relates only to the offering of securities linked to the FXI.

Description of the FXI

The FXI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of 25 of the largest and most liquid Chinese companies that publicly trade on the Stock Exchange of Hong Kong Ltd. and are available to international investors, as measured by the FTSE/Xinhua China 25 Index.

For more information about the FXI, see “The iShares® FTSE/Xinhua China 25 Index Fund” on page US2-36 of the accompanying underlying supplement no. 2.

Historical Performance of the FXI

The following graph sets forth the historical performance of the FXI based on the monthly historical closing prices from  September 30, 2005 through September 23, 2010 (using September 23, 2010 as the monthly historical closing price for September 2010).  The closing price for the FXI on September 23, 2010 was $41.89.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the FXI should not be taken as an indication of future performance, and no assurance can be given as to the FXI closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$19.33	$17.33	$18.22
4/1/2005	6/30/2005	$19.16	$17.57	$19.05
7/1/2005	9/30/2005	$21.96	$18.83	$21.39
10/3/2005	12/30/2005	$21.53	$18.79	$20.51
1/3/2006	3/31/2006	$25.00	$20.80	$24.71
4/3/2006	6/30/2006	$27.96	$21.74	$25.57
7/3/2006	9/29/2006	$27.38	$24.37	$27.05
10/2/2006	12/29/2006	$37.63	$26.99	$37.10
1/3/2007	3/30/2007	$39.35	$30.09	$34.15
4/2/2007	6/29/2007	$43.45	$34.47	$42.91
7/2/2007	9/28/2007	$61.17	$37.07	$60.16
10/1/2007	12/31/2007	$73.18	$53.75	$56.82
1/2/2008	3/31/2008	$60.02	$39.95	$45.05
4/1/2008	6/30/2008	$54.99	$43.00	$43.83
7/1/2008	9/30/2008	$47.74	$30.45	$34.47
10/1/2008	12/31/2008	$34.58	$19.35	$29.18
1/2/2009	3/31/2009	$32.19	$22.70	$28.52
4/1/2009	6/30/2009	$40.76	$28.27	$38.37
7/1/2009	9/30/2009	$44.16	$35.73	$40.94
10/1/2009	12/31/2009	$46.66	$39.09	$42.27
1/4/2010	3/31/2010	$44.57	$36.65	$42.10
4/1/2010	6/30/2010	$44.60	$36.25	$39.13
7/1/2010*	9/23/2010*	$42.66	$38.60	$41.89

* As of the date of this pricing supplement available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through September 23, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.  The closing price of FXI on September 23, 2010 was $41.89.

INFORMATION RELATING TO THE SECURITIES LINKED TO THE iSHARES® MSCI BRAZIL INDEX FUND The disclosure relating to the EWZ contained below relates only to the offering of securities linked to the EWZ.

Description of the EWZ

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.

 The top 5 industry groups by market capitalization as of 8/31/10 were: Materials, Financials, Energy, Consumer Staples, and Utilities.

For more information about the EWZ, see “The iShares® FTSE/Xinhua China 25 Index Fund” on page US2-15 of the accompanying underlying supplement no. 2.

Historical Performance of the EWZ

The following graph sets forth the historical performance of the EWZ based on the monthly historical closing prices from September 30, 2005 through September 23, 2010 (using September 23, 2010 as the monthly historical closing price for September 2010).  The closing price for the EWZ on September 23, 2010 was $74.17.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the EWZ should not be taken as an indication of future performance, and no assurance can be given as to the EWZ closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$25.99	$19.85	$22.85
4/1/2005	6/30/2005	$25.18	$21.01	$24.77
7/1/2005	9/30/2005	$33.47	$23.50	$33.30
10/3/2005	12/30/2005	$36.02	$28.81	$33.30
1/3/2006	3/31/2006	$43.19	$33.86	$39.90
4/3/2006	6/30/2006	$46.98	$31.66	$39.14
7/3/2006	9/29/2006	$41.12	$34.99	$38.47
10/2/2006	12/29/2006	$46.96	$38.05	$46.68
1/3/2007	3/30/2007	$49.98	$42.00	$49.17
4/2/2007	6/29/2007	$63.35	$48.85	$61.35
7/2/2007	9/28/2007	$74.72	$46.61	$74.09
10/1/2007	12/31/2007	$87.65	$71.00	$80.70
1/2/2008	3/31/2008	$88.77	$64.00	$77.03
4/1/2008	6/30/2008	$102.20	$77.48	$89.59
7/1/2008	9/30/2008	$88.97	$48.66	$56.57
10/1/2008	12/31/2008	$56.63	$26.64	$34.90
1/2/2009	3/31/2009	$41.03	$31.15	$37.67
4/1/2009	6/30/2009	$58.62	$37.24	$52.97
7/1/2009	9/30/2009	$68.50	$48.03	$67.67
10/1/2009	12/31/2009	$80.92	$65.08	$74.61
1/4/2010	3/31/2010	$78.29	$60.85	$73.66
4/1/2010	6/30/2010	$76.08	$57.20	$61.96
7/1/2010*	9/23/2010*	$75.07	$60.89	$74.17

* As of the date of this pricing supplement available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through September 23, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.  The closing price of EWZ on September 23, 2010 was $74.17.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of 2.35%, or $23.50, per $1,000 Principal Amount of securities.  HSBC Securities (USA) Inc. may re-allow selling concession on sales of such securities by other brokers or dealers of up to 2.32%, or $23.20, and may pay referral fees to other broker-dealers of up to 0.60%, or $6.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the relevant Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the relevant Reference Asset.  Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions”, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the FXI and the EWZ (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the security at fair market value and sold them at fair market value on the Maturity Date (if the security was held until the Maturity Date) or on the date of sale or exchange of the security (if the security was sold or exchanged prior to the Maturity Date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a risk that an investment in the securities linked to the FXI or the EWZ will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security linked to the FXI or the EWZ will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security linked to the FXI or the EWZ will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This pricing supplement, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this pricing supplement, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$3,391,000 Buffered Accelerated
Market Participation Securities
Linked to the
S&P 500® Index

$1,690,000 Buffered Accelerated
Market Participation Securities
Linked to the
 Russell 2000® Index

$2,229,000 Buffered Accelerated
Market Participation Securities
Linked to the iShares® FTSE/Xinhua
China 25 Index Fund

$3,217,000 Buffered Accelerated
Market Participation Securities
Linked to the
iShares® MSCI Brazil Index Fund

September 23, 2010

PRICING SUPPLEMENT

Pricing Supplement
General	PS-4
Investor Suitability	PS-5
Risk Factors	PS-6
Illustrative Examples	PS-8
Information Relating to the Securities Linked to the S&P 500® Index	PS-10
Information Relating to the Securities Linked to the Russell 2000® Index	PS-14
Information Relating to the Securities Linked to the iShares® MSCI FTSE/Xinhua China 25 Index Fund	PS-15
Information Relating to the Securities Linked to the iShares® MSCI Brazil Index Fund	PS-16
Supplemental Plan of Distribution (Conflicts of Interest)	PS-17
Certain U.S. Federal Income Tax Considerations	PS-17
Underlying Supplement No. 1
Risk Factors	US1-1
The S&P 500® Index	US1-4
The Russell 2000® Index	US1-6
The Dow Jones Industrial AverageSM	US1-9
The Hang Seng China Enterprises Index®	US1-11
The Hang Seng® Index	US1-13
The Korea Stock Price Index 200	US1-15
The MSCI Singapore IndexSM	US1-18
The MSCI Taiwan IndexSM	US1-22
The Dow Jones EURO STOXX 50® Index	US1-26
The PHLX Housing SectorSM Index	US1-29
The TOPIX® Index	US1-33
The NASDAQ-100 Index®	US1-36
S&P BRIC 40 Index	US1-40
The Nikkei 225 Index	US1-43
The FTSE™ 100 Index	US1-45
The MSCI EAFE® Index	US1-47
The MSCI Emerging Markets Index	US1-52
Other Components	US1-57
Additional Terms of the Notes	US1-57
Underlying Supplement No. 2
Risk Factors	US2-1
The DIAMONDS® Trust, Series 1	US2-7
The POWERSHARES QQQ TRUSTSM, SERIES 1	US2-9
The iShares® MSCI Mexico Investable Market Index Fund	US2-13
The iShares® MSCI Brazil Index Fund	US2-15
The iShares® MSCI Emerging Markets Index Fund	US2-17
The iShares® MSCI EAFE Index Fund	US2-20
The SPDR Trust Series 1	US2-23
The Market Vectors Gold Miners ETF	US2-26
The Oil Service HOLDRSSM Trust	US2-30
The iShares® Dow Jones U.S. Real Estate Index Fund	US2-32
The iShares® FTSE/Xinhua China 25 Index Fund	US2-36
The iShares® S&P Latin America 40 Index Fund	US2-39
The Financial Select Sector SPDR® Fund	US2-42
The Semiconductor HOLDRSSM Trust	US2-46
The iShares® Dow Jones Transportation Average Index Fund	US2-48
The Energy Select SPDR® Fund	US2-50
The Health Care Select SPDR® Fund	US2-53
Other Components	US2-56
Additional Terms of the Notes	US2-56
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59